Exhibit 10.3

First Amendment

to

Agreement

This First Amendment to the Agreement dated August 16, 2001 (the “Agreement”) between Global Marine Inc. (the “Company”) and Jon A. Marshall (the “Executive”) is entered into this 21st day of July, 2007, between the Executive and GlobalSantaFe Corporation, successor to the Company under the Agreement.

1. Paragraph 1(f) of the Agreement is hereby amended by the addition of the following sentence at the end thereof:

“The Executive shall not be deemed to have consented in writing to the occurrence of any act or omission which would otherwise constitute “Good Reason” hereunder unless he signs a writing specifically referring to this Paragraph 1(f) and consenting to a specific act or omission described herein.”

2. Paragraph 5(b) of the Agreement is hereby amended so that the portion of Paragraph 5(b) which precedes Paragraph 5(b)(i) shall read, in its entirety, as follows:

“(b)	Termination of Employment Following a Change in Control. If, during the Effective Period, the Company or any affiliate of the Company by which the Executive is employed terminates the Executive’s employment, other than for Cause, or any event constituting Good Reason occurs and the Executive terminates employment with the Company for Good Reason within twenty-four months after such occurrence, the Company will pay the following to the Executive:”

3. The parties hereto confirm that GlobalSantaFe Corporation is currently negotiating an Agreement and Plan of Merger (“Merger Agreement”) with a third party. For the sake of clarity, without in any way limiting the “Change in Control” definition in the Executive’s Agreement, it is agreed that, if such Merger Agreement is executed, shareholder approval of the transactions contemplated therein shall constitute a Change in Control under the Executive’s Agreement.

IN WITNESS WHEREOF, the parties have executed this First Amendment to the Agreement on the date first above written.

GlobalSantaFe Corporation	Executive

/s/ Michael R. Dawson	/s/ Jon A. Marshall
Michael R. Dawson Senior Vice President and Chief Financial Officer	Jon A. Marshall

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